Exhibit 99.1

Kimco Realty® Announces Third Quarter 2026 Results

– Portfolio Occupancy Reaches All-time High –

– Raises 2026 Outlook on Growth in Net Income & FFO –

– Same Property NOI Growth Accelerates –

JERICHO, New York, October 29, 2026 - Kimco Realty® (NYSE: KIM), a real estate investment trust (“REIT”) and leading owner and operator of high-quality, open-air, grocery-anchored shopping centers and mixed-use properties in the United States, today reported results for the third quarter ended September 30, 2026. For the three months ended September 30, 2026 and 2025, Net income available to the company’s common shareholders (“Net income”) per diluted share was $0.41 and $0.19, respectively.

Third Quarter Highlights

•
Delivered 6.8% growth in Funds From Operations* ("FFO") per diluted share to $0.47.
•
Reached record portfolio occupancy of 96.6%, while small-shop occupancy matched its all-time high of 92.9%.
•
Achieved pro-rata cash rent spreads of 31.5% on comparable new leases.
•
Grew same property net operating income* ("NOI") 4.9% year-over-year.
•
Completed the sale of The Witmer, a 440-unit multifamily building at Pentagon Centre, for $211.5 million.
•
Repurchased 6.3 million shares of common stock totaling $150 million and repurchased approximately $74 million of preferred stock.

"Our third quarter results reflect strong execution, with record occupancy, significant pricing power on new leases and further acceleration in same property NOI growth. During the quarter, we sold a multifamily property at approximately a 5% cap rate and redeployed the capital toward the repurchase of $150 million of our common stock at an implied cap rate in the mid-7% range, while continuing to recycle lower-growth ground leases into higher-growth grocery-anchored centers," said Conor Flynn, Kimco CEO. "We still see further opportunity to drive our results higher, including $76 million of annual base rent from leases signed but yet to commence. This positive momentum allowed us to again raise our full year guidance, which would mark the third consecutive year of FFO per share growth above 5%. We remain committed to growing earnings and creating long-term shareholder value."

Financial Results

Net income for the third quarter of 2026 was $272.5 million, or $0.41 per diluted share, compared to $130.2 million, or $0.19 per diluted share, for the third quarter of 2025. The year-over-year increase was primarily driven by $122.4 million more of gains on sales of properties, net of impairments.

FFO was $316.2 million, or $0.47 per diluted share, for the third quarter of 2026, compared to $300.3 million, or $0.44 per diluted share, for the third quarter of 2025. Gains on sales of properties, net of impairments, are excluded from the company's calculation of FFO.

Third Quarter 2026 Operating Results

•
Executed 444 leases totaling 2.7 million square feet, generating blended pro-rata cash rent spreads of 12% on comparable spaces, including 31.5% on new leases, 7.3% on renewals and 7.7% on options.
•
Record 96.6% pro-rata leased occupancy reflecting increases of 20 basis points sequentially and 90 basis points year-over-year.
•
Small-shop occupancy remained at a record 92.9%, representing an increase of 40 basis points year-over-year.

* Reconciliations of non-GAAP measures to the most directly comparable GAAP measure are provided in the tables accompanying this press release.

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500 North Broadway, Suite 201 | Jericho, NY 11753 | (833) 800-4343 kimcorealty.com

•
Pro-rata anchor occupancy increased 40 basis points sequentially and 120 basis points year-over-year to 98.2%.
•
Generated 4.9% growth in same property NOI year-over-year, driven by a 3.2% increase in minimum rents. Credit loss, as a percentage of total pro-rata rental revenues, was 45 basis points during the quarter.
•
The spread between the company's pro-rata leased versus economic occupancy rates was 390 basis points, a 10 basis point sequential compression, representing $76 million in future rents from signed leases that have not yet commenced.

Transactional Activities

•
Sold The Witmer, a 440-unit multifamily building at the company's Pentagon Centre mixed-use property in Pentagon City, Virginia, for $211.5 million. The cap rate on this transaction was approximately 5.1%, and the company's pro-rata share of the sales price was $116.3 million.
•
Completed the sale of four Costco-anchored assets comprising two entire shopping center properties and two ground lease parcels, for aggregate sales price of approximately $127 million. The sale, which was previously announced, reflects Kimco's continued focus on optimizing portfolio growth by recycling capital from assets with lower contractual rent growth into higher-yielding investments. 1031 exchange proceeds were used to fund the acquisitions of two centers:
o
Pompano Marketplace, a 239,000-square-foot Walmart-anchored center, located in Pompano Beach, Florida, for $53 million, marking the third acquisition completed through the company's Structured Investment Program; the associated $35 million mezzanine loan was repaid in full at closing; and
o
Sunshine Plaza, a 241,000-square-foot Publix-anchored center, located in a first-ring suburb of Fort Lauderdale, Florida, for $56 million.
•
Sold three shopping centers and two land parcels for an aggregate sales price of $51.8 million, of which the company’s pro-rata share was $15.1 million.
•
Acquired the leasehold interest of BJ's Wholesale Club at Home Depot Plaza in North Haven, Connecticut, for $8.5 million.
•
Kimco’s Structured Investment Program received repayments of $114.6 million, inclusive of the Pompano Marketplace repayment, partially offset by $38.8 million of new capital deployed during the third quarter. Subsequently, the company made two new structured investments totaling $48.6 million. The company continues to secure rights of first offer or refusal on the underlying shopping centers.

Capital Market Activities

•
Repaid two unsecured notes in the aggregate principal amount of $266.0 million at a blended coupon of 3.45%.
•
Repurchased 753,707 depositary shares of the company’s 7.25% Class N Convertible Preferred Stock for $48.2 million, or an average of $64.00 per share. The company also repurchased 624,716 Class L depositary shares for $12.5 million and 654,969 depositary shares of its Class M Preferred Stock for $13.3 million, at average prices of $19.94 and $20.34 per share, respectively.
•
Repurchased 6.3 million shares of common stock at a weighted average price of $23.81 per share, including fees and commissions, for a total of $150 million.
•
Over $2.5 billion of immediate liquidity, including $545 million of cash, cash equivalents and restricted cash, and full availability under the company's $2.0 billion unsecured revolving credit facility at quarter end.
•
Subsequent to quarter end, repaid an unsecured note in the principal amount of $500 million with a coupon of 2.80%.

Dividend Declarations

•
The board of directors declared a cash dividend of $0.28 per common share (equivalent to $1.12 per annum), representing a 7.7% increase over the quarterly dividend in the corresponding period of the prior year. The quarterly

500 North Broadway, Suite 201 | Jericho, NY 11753 | (833) 800-4343 kimcorealty.com

cash dividend on common shares will be payable on December 18, 2026, to shareholders of record on December 4, 2026.
•
The board of directors also declared quarterly dividends with respect to each of the company’s Class L, Class M, and Class N preferred shares. These dividends on the preferred shares will be paid on January 15, 2027 to shareholders of record on January 4, 2027.

2026 Full Year Outlook

The company has raised its 2026 outlook for Net income and FFO per diluted share as follows:

	Current	Previous
Net income:	$1.07 to $1.09	$1.00 to $1.03
FFO:	$1.84 to $1.86	$1.83 to $1.84

The company’s full year outlook is based on the following assumptions (pro-rata share unless otherwise stated; dollars in millions):

	YTD Actual Through 9.30.26	Current	Previous
Same property NOI growth	+3.3%	+3.5% to +3.8%	+3.0% to +3.5%
Credit loss as a % of total pro-rata rental revenues	(51bps)	(50bps) to (60bps)	(55bps) to (75bps)
Lease termination income	$9	$10 to $15	$7 to $15
Non-cash GAAP revenues(1)	$49	$57 to $60	$48 to $53
Consolidated G&A expense, net	$97	$128 to $130	$128 to $132
Consolidated interest expense and preferred stock dividends	$276	$369 to $371	$368 to $372
Consolidated mortgage and other financing income, net	$37	Unchanged	$45 to $50
Redevelopment capex(2)	$129	$140 to $150	$125 to $150
Leasing and maintenance capex(3)	$194	Unchanged	$275 to $300
Property acquisitions, net of dispositions Acquisitions, weighted average cap rate Dispositions, weighted average cap rate	($274) $118; 5.8% ($391);5.1%	Net neutral; transaction volume of $400 to $500 ~6.0% ~5.0%	Net neutral; transaction volume of $300 to $500 6.0% to 7.0% 5.0% to 6.0%
Structured investments, net of repayments(4) Weighted average yield	($42) 10.2%	Unchanged ~10.0%	$75 to $125 8.0% to 10.0%
(1)
Includes deferred rents, above and below market rents, and straight-line reimbursement income, and excludes debt mark to market amortization.
(2)
Includes costs associated with a mixed-use development project, The Chester at Westlake Shopping Center.
(3)
Includes tenant improvements and allowances, capitalized external leasing commissions and capitalized building improvements.
(4)
Structured investments, net of repayments, total approximately $6.5 million with a weighted average yield of 10.2% through October 28, 2026.

500 North Broadway, Suite 201 | Jericho, NY 11753 | (833) 800-4343 kimcorealty.com

Conference Call Information

When: 8:30 AM ET, October 29, 2026

Live Webcast: 3Q26 Kimco Realty Earnings Conference Call or on Kimco Realty’s website investors.kimcorealty.com

Dial #: 1-833-461-5787 (International: +1 585-542-9983). Meeting ID: 639421184

Audio from the conference will be available on Kimco Realty’s investor relations website until January 27, 2027.

About Kimco Realty®

Kimco Realty® (NYSE: KIM) is a real estate investment trust (REIT) and leading owner and operator of high-quality, open-air, grocery-anchored shopping centers and mixed-use properties in the United States. The company’s portfolio is strategically concentrated in the first-ring suburbs of the top major metropolitan markets, including high-barrier-to-entry coastal markets and Sun Belt cities. Its tenant mix is focused on essential, necessity-based goods and services that drive multiple shopping trips per week. Publicly traded on the NYSE since 1991 and included in the S&P 500 Index, the company has specialized in shopping center ownership, management, acquisitions, and value-enhancing redevelopment activities for more than 65 years. With a proven commitment to corporate responsibility, Kimco Realty is a recognized industry leader in this area. As of September 30, 2026, the company owned interests in 561 U.S. shopping centers and mixed-use assets comprising 99 million square feet of gross leasable space.

The company announces material information to its investors using the company’s investor relations website (investors.kimcorealty.com), SEC filings, press releases, public conference calls, and webcasts. The company also uses social media to communicate with its investors and the public, and the information the company posts on social media may be deemed material information. Therefore, the company encourages investors, the media, and others interested in the company to review the information that it posts on the social media channels, including Facebook (www.facebook.com/kimcorealty) and LinkedIn (www.linkedin.com/company/kimco-realty-corporation). The list of social media channels that the company uses may be updated on its investor relations website from time to time.

Safe Harbor Statement

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and includes this statement for purposes of complying with the safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe the Company’s future plans, strategies and expectations, are generally identifiable by use of the words “believe,” “expect,” “intend,” “commit,” “anticipate,” “estimate,” “project,” “will,” “target,” “plan,” “forecast” or similar expressions. You should not rely on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which, in some cases, are beyond the Company’s control and could materially affect actual results, performance or achievements. Factors which may cause actual results to differ materially from current expectations include, but are not limited to, (i) financial disruption, changes in trade policies and tariffs, geopolitical challenges or economic downturn, including general adverse economic and local real estate conditions, (ii) the impact of competition, including the availability of acquisition or development opportunities and the costs associated with purchasing and maintaining assets, (iii) the inability of major tenants to continue paying their rent obligations due to bankruptcy, insolvency or a general downturn in their business, (iv) the reduction in the Company’s income in the event of multiple lease terminations by tenants or a failure of multiple tenants to occupy their premises in a shopping center, (v) the potential impact of e-commerce and other changes in consumer buying practices, and changing trends in the retail industry and perceptions by retailers or shoppers, including safety and convenience, (vi) the availability of suitable acquisition, disposition, development, redevelopment and merger opportunities, and the costs associated with purchasing and maintaining assets and risks related to acquisitions not performing in accordance with our expectations, (vii) the Company’s ability to raise capital by selling its assets, (viii) disruptions and increases in operating costs due to inflation and supply chain disruptions, (ix) risks associated with the development of mixed-use commercial properties, including risks associated with the development and ownership of non-retail real estate, (x) changes in governmental laws and regulations, including, but not limited to, changes in data privacy, environmental (including climate change), safety and health laws, and management’s ability to estimate the impact of such changes, (xi) valuation and risks related to the Company’s joint venture and preferred equity investments and other investments, (xii) collectability of mortgage and other financing receivables, (xiii) impairment charges, (xiv) criminal cybersecurity attack disruptions, data loss or other security incidents and breaches, (xv) risks related to artificial intelligence, (xvi) impact of natural disasters and

500 North Broadway, Suite 201 | Jericho, NY 11753 | (833) 800-4343 kimcorealty.com

weather and climate-related events, (xvii) pandemics or other health crises, (xviii) our ability to attract, retain and motivate key personnel, (xix) financing risks, such as the inability to obtain equity, debt or other sources of financing or refinancing on favorable terms to the Company, (xx) the level and volatility of interest rates and management’s ability to estimate the impact thereof, (xxi) changes in the dividend policy for the Company’s common and preferred stock and the Company’s ability to pay dividends at current levels, (xxii) unanticipated changes in the Company’s intention or ability to prepay certain debt prior to maturity and/or maintain certain debt until maturity, (xxiii) the Company’s ability to continue to maintain its status as a REIT for U.S. federal income tax purposes and potential risks and uncertainties in connection with its UPREIT structure, and (xxiv) other risks and uncertainties identified under Item 1A, “Risk Factors” and elsewhere in our most recent Annual Report on Form 10-K and in the Company’s other filings with the Securities and Exchange Commission (“SEC”). Accordingly, there is no assurance that the Company’s expectations will be realized. The Company disclaims any intention or obligation to update the forward-looking statements, whether as a result of new information, future events or otherwise. You are advised to refer to any further disclosures the Company makes on related subjects in the Company’s quarterly reports on Form 10-Q and current reports on Form 8-K that the Company files with the SEC. Certain forward-looking and other statements in this press release, or other locations, such as our corporate website, contain various corporate responsibility standards and frameworks (including standards for the measurement of underlying data). As such, such information may not be, and should not be interpreted as necessarily being, “material” under the federal securities laws for SEC reporting purposes, even if we use the word “material” or “materiality” in this document. Corporate Responsibility information is also often reliant on third-party information or methodologies that are subject to evolving expectations and best practices, and our approach to and discussion of these matters may continue to evolve as well. For example, our disclosures may change due to revisions in framework requirements, availability of information, changes in our business or applicable governmental policies, or other factors, some of which may be beyond our control.

###

CONTACT:
David F. Bujnicki
Senior Vice President, Investor Relations and Strategy

Kimco Realty Corporation
(833) 800-4343

dbujnicki@kimcorealty.com

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500 North Broadway, Suite 201 | Jericho, NY 11753 | (833) 800-4343 kimcorealty.com

Condensed Consolidated Balance Sheets
(in thousands, except share data)
(unaudited)

	September 30, 2026	December 31, 2025
Assets:
Real estate, net of accumulated depreciation and amortization
of $5,016,765 and $4,849,564, respectively	$16,603,721	$16,769,292
Investments in and advances to real estate joint ventures	1,248,541	1,454,051
Other investments	153,199	99,936
Cash, cash equivalents and restricted cash	544,916	212,794
Mortgage and other financing receivables, net	339,417	383,935
Accounts and other receivables, net	373,935	368,964
Operating lease right-of-use assets, net	124,444	127,596
Other assets	332,024	271,682
Total assets	$19,720,197	$19,688,250

Liabilities:
Notes payable, net	$8,043,092	$7,718,730
Mortgages payable, net	428,929	467,203
Accounts payable and accrued expenses	330,546	291,537
Intangible liabilities, net	315,300	334,527
Operating lease liabilities	118,006	120,078
Other liabilities	165,284	188,297
Total liabilities	9,401,157	9,120,372
Redeemable noncontrolling interests	-	24,506

Stockholders' Equity:
Preferred stock, $1.00 par value, authorized 7,054,000 shares;
Issued and outstanding (in series) 18,715 and 20,748 shares, respectively;
Aggregate liquidation preference $483,519 and $553,196, respectively	19	21
Common stock, $.01 par value, authorized 1,500,000,000 shares;
Issued and outstanding 664,490,367 and 674,093,047 shares, respectively	6,645	6,741
Paid-in capital	10,626,500	10,922,596
Cumulative distributions in excess of net income	(490,651)	(528,730)
Accumulated other comprehensive income/(loss)	15,028	(8,792)
Total stockholders' equity	10,157,541	10,391,836
Noncontrolling interests	161,499	151,536
Total equity	10,319,040	10,543,372
Total liabilities and equity	$19,720,197	$19,688,250

Condensed Consolidated Statements of Income
(in thousands, except per share data)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Revenues
Revenues from rental properties, net	$539,725	$531,113	$1,638,960	$1,583,329
Management and other fee income	6,422	4,748	16,004	14,331
Total revenues	546,147	535,861	1,654,964	1,597,660
Operating expenses
Rent	(4,226)	(4,164)	(12,455)	(12,590)
Real estate taxes	(68,015)	(67,384)	(212,089)	(203,854)
Operating and maintenance	(89,416)	(92,434)	(279,776)	(273,056)
General and administrative	(29,959)	(29,646)	(97,095)	(96,485)
Impairment charges	(7,984)	(440)	(14,650)	(8,619)
Depreciation and amortization	(155,945)	(158,269)	(461,450)	(473,045)
Total operating expenses	(355,545)	(352,337)	(1,077,515)	(1,067,649)

Gain on sale of properties	89,382	3,705	106,451	43,514
Operating income	279,984	187,229	683,900	573,525

Other income/(expense)
Other income/(expense), net	3,186	(2,319)	(63)	789
Mortgage and other financing income, net	12,630	12,375	36,549	35,706
Interest expense	(87,721)	(84,261)	(254,751)	(245,842)
Income before income taxes, net, equity in income of joint ventures, net,
and equity in income/(loss) of other investments, net	208,079	113,024	465,635	364,178

(Provision)/benefit for income taxes, net	(149)	875	86	45
Equity in income of joint ventures, net	73,909	26,967	131,166	73,640
Equity in income/(loss) of other investments, net	229	(811)	5,491	1,637
Net income	282,068	140,055	602,378	439,500
Net income attributable to noncontrolling interests	(2,994)	(2,280)	(5,112)	(5,922)
Net income attributable to the company	279,074	137,775	597,266	433,578
Preferred dividends, net	(6,609)	(7,536)	(21,681)	(22,775)
Net income available to the company's common shareholders	$272,465	$130,239	$575,585	$410,803

Per common share:
Net income available to the company's common shareholders: (1)
Basic	$0.41	$0.19	$0.86	$0.61
Diluted (2)	$0.41	$0.19	$0.85	$0.60
Weighted average shares:
Basic	666,460	674,639	669,814	675,433
Diluted (2)	669,193	675,423	673,989	676,286

(1)

Adjusted for earnings attributable to participating securities of ($1,401) and ($640) for the three months ended September 30, 2026 and 2025, respectively. Adjusted for earnings attributable to participating securities of ($2,165) and ($1,867) for the nine months ended September 30, 2026 and 2025, respectively.

(2)

Reflects the potential impact if convertible preferred shares and certain units were converted to common stock at the beginning of the period. The impact of the conversion of preferred shares and certain units would have an anti-dilutive effect on net income and therefore have not been included. Adjusted for distributions on preferred shares and convertible units of $684 and $0 for the three months ended September 30, 2026 and 2025, respectively. Adjusted for distributions on preferred shares and convertible units of $2,771 and $27 for the nine months ended September 30, 2026 and 2025, respectively. Additionally, there were potentially issuable shares related to the Exchangeable Senior Notes that were not dilutive as of September 30, 2026.

Reconciliation of Net Income Available to the Company's Common Shareholders to the FFO Available to the Company's Common Shareholders (1)
(in thousands, except per share data)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Net income available to the company's common shareholders	$272,465	$130,239	$575,585	$410,803
Gain on sale of properties	(89,382)	(3,705)	(106,451)	(43,514)
Gain on sale of joint venture properties	(50,559)	(5,803)	(60,496)	(6,587)
Depreciation and amortization - real estate related	154,993	157,152	458,494	469,529
Depreciation and amortization - real estate joint ventures	18,989	19,656	58,954	63,521
Impairment charges (including real estate joint ventures)	8,505	440	15,171	8,619
Provision for loan losses, net	-	1,900	-	1,900
Profit participation from other investments, net	755	1,752	(3,500)	906
Loss/(gain) on marketable securities/derivative, net	65	646	89	(1,802)
(Benefit)/provision for income taxes, net (2)	(7)	(1,217)	1	(1,355)
Noncontrolling interests (2)	365	(744)	(1,240)	(2,253)
FFO available to the company's common shareholders	$316,189	$300,316	$936,607	$899,767

Weighted average shares outstanding for FFO calculations:
Basic	666,460	674,639	669,814	675,433
Units	3,792	3,576	3,814	3,297
Convertible preferred shares	1,767	3,185	2,708	3,217
Dilutive effect of equity awards	878	732	859	762
Diluted (3)	672,897	682,132	677,195	682,709

FFO per common share - basic	$0.47	$0.45	$1.40	$1.33
FFO per common share - diluted (3)	$0.47	$0.44	$1.39	$1.33

(1)

The company considers FFO to be an important supplemental measure of its operating performance and believes it is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs, many of which present FFO when reporting results. Comparison of the company's presentation of FFO to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in the application of the Nareit definition used by such REITs.

(2)	Related to gains, impairments, depreciation on properties and gains/(losses) on marketable securities and derivatives, where applicable.
(3)

Reflects the potential impact if convertible preferred shares and certain units were converted to common stock at the beginning of the period. FFO available to the company’s common shareholders would be increased by $1,799 and $2,186 for the three months ended September 30, 2026 and 2025, respectively. FFO available to the company's common shareholders would be increased by $6,353 and $6,233 for the nine months ended September 30, 2026 and 2025, respectively. The effect of other certain convertible units would have an anti-dilutive effect upon the calculation of FFO available to the company’s common shareholders per share. Accordingly, the impact of such conversion has not been included in the determination of diluted FFO per share calculations. Additionally, there were potentially issuable shares related to the Exchangeable Senior Notes that were not dilutive as of September 30, 2026.

Reconciliation of Net Income Available to the Company's Common Shareholders
to Same Property NOI (1)(2)
(in thousands)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Net income available to the company's common shareholders	$272,465	$130,239	$575,585	$410,803
Adjustments:
Management and other fee income	(6,422)	(4,748)	(16,004)	(14,331)
General and administrative	29,959	29,646	97,095	96,485
Impairment charges	7,984	440	14,650	8,619
Depreciation and amortization	155,945	158,269	461,450	473,045
Gain on sale of properties	(89,382)	(3,705)	(106,451)	(43,514)
Other (income)/expense, net	(3,186)	2,319	63	(789)
Mortgage and other financing income, net	(12,630)	(12,375)	(36,549)	(35,706)
Interest expense	87,721	84,261	254,751	245,842
Provision/(benefit) for income taxes, net	149	(875)	(86)	(45)
Equity in (income)/loss of other investments, net	(229)	811	(5,491)	(1,637)
Net income attributable to noncontrolling interests	2,994	2,280	5,112	5,922
Preferred dividends, net	6,609	7,536	21,681	22,775
Non same property net operating income	(22,738)	(29,003)	(82,896)	(78,526)
Non-operational expense from joint ventures, net	(24,237)	21,003	19,785	74,913
Same property NOI	$405,002	$386,098	$1,202,695	$1,163,856

(1)

Same property Net Operating Income (“NOI”) is a supplemental non-GAAP financial measure of real estate companies' operating performance and should not be considered an alternative to net income in accordance with GAAP or as a measure of liquidity. Same property NOI is considered by management to be an important operating performance measure frequently used by analysts and investors because it includes only the NOI of operating properties that have been owned and stabilized for the entire current and prior year reporting periods. Same property NOI assists in eliminating disparities due to the development, redevelopment, acquisition and disposition of properties during the periods presented and thus provides a more consistent performance measure for the comparison of the Company's properties. Same property NOI is calculated using rental property revenues (excluding straight-line rent adjustments, lease termination income, net, and amortization of above/below market rents), less charges for credit losses, operating and maintenance expenses, real estate taxes, and rent expenses, plus the Company's proportionate share of same property NOI from unconsolidated real estate joint ventures, calculated on the same basis. The Company's method of calculating same property NOI, which may differ from methods used by other REITs and may not be comparable to them, discloses with and without the impact from redevelopment projects.

(2)	Amounts represent the company's pro-rata share.

Reconciliation of the Projected Range of Net Income Available to the Company's Common Shareholders
to Funds From Operations Available to the Company's Common Shareholders
(unaudited, all amounts shown are per diluted share)

	Projected Range
	Full Year 2026
	Low	High
Net income available to the company's common shareholders	$1.07	$1.09

Gain on sale of properties	(0.16)	(0.18)

Gain on sale of joint venture properties	(0.09)	(0.10)

Depreciation & amortization - real estate related	0.90	0.92

Depreciation & amortization - real estate joint ventures	0.11	0.12

Impairment charges (including real estate joint ventures)	0.02	0.02

Profit participation from other investments, net	(0.01)	(0.01)

FFO available to the company's common shareholders	$1.84	$1.86

Projections involve numerous assumptions such as rental income (including assumptions on percentage rent), interest rates, tenant defaults, occupancy rates, international tariffs, selling prices of properties held for disposition, expenses (including salaries and employee costs), insurance costs and numerous other factors. Not all of these factors are determinable at this time and actual results may vary from the projected results, and may be above or below the range indicated. The above range represents management’s estimate of results based upon these assumptions as of the date of this press release.